INVESTOR UPDATE FOR VISIUM TECHNOLOGIES, INC.

Fort Lauderdale, FL., July 2, 2018 (GLOBE NEWSWIRE) — Visium Technologies, Inc. (OTCPK: VISM), (the “Company”) today released the following Investor Update Letter from the Company:

Dear Investors,

For those of you that are new to Visium, welcome. For potential investors, be advised – this letter is not a substitute for reviewing our press releases and SEC filings. Some of it is opinion – be sure to note the forward-looking statements disclosure at the end. It is produced to help put some of our complex world in context and keep you updated on our activities and events that do not rise to the level of a press release or SEC filing. If you have additional questions, you can reach me at mlucky@visiumtechnologies.com.

Greetings! Much has happened in the past few months to transform Visium Technologies, Inc. to realize our goal of becoming a world-class cybersecurity/digital risk management company, with a focus on visualization, Internet of Things, (“IoT”), mobile security, pinpoint threat identification, big-data analytics, and smart cities.

Since February 2018 we have changed the Company name and ticker symbol, and reverse-split our common stock. We have added a talented group of technology professionals to the Visium team and have put together a talented board of directors.

Because the core of our team resides in the Washington DC metro area we are close to hundreds of small IT technology companies that focus primarily on Federal government business opportunities. Out of this population, we have been focused on identifying those companies that would be logical acquisition targets to augment the Visium business strategy.

One of the key take-aways from talking to these companies is that while many of them have extremely talented people and impressive technologies, they typically lack two things: First, they typically lack the ability to market and generate revenue outside of the Federal government space, and secondly, they lack the financial resources to invest in growing their businesses. Visium’s strategy is to identify select companies with great people and technologies and, while continuing efforts to sell to the Federal government, market and sell their solutions and services to Corporate America. These markets are entirely distinct, and we believe there is tremendous untapped potential with these companies to grow through commercial sales. We have been methodical and thoughtful with respect to how we negotiate these acquisition opportunities and we are committed to acquiring these companies under the best terms for all parties. Unfortunately, you can’t rush this process, but we are getting close to putting together these transactions.

In addition, we are in discussions to acquire two very valuable technology licenses that have the potential to create significant shareholder value. We should have an update to these discussions in the coming weeks.

In closing, the vision is coming together. We have accomplished a great deal in a relatively short period of time and we will continue to focus on our accelerated growth track. We are building a great company and remain committed to pursuing initiatives that maximize value for all Visium stakeholders.

I sincerely appreciate the confidence that you have placed in our management team and myself.

Sincerely,

Mark Lucky

Chairman and CEO

About Visium Technologies, Inc.

Visium Technologies, Inc. (OTCPink: VISM) is a Florida based company focused on global cybersecurity, advancing technology and cybersecurity tools and services to support enterprises in protecting their most valuable assets - their data, on their networks, in the cloud, and IoT.

For more information please visit www.visiumtechnologies.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, whether the reverse stock split will be beneficial to the Company and its shareholders, any inability to meet the NYSE American continued listing standards in the future for any reason, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Contact:

Visium Technologies, Inc.

Corporate: Mark Lucky, Chief Executive Officer

mlucky@visiumtechnologies.com